UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2015

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant
as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646 (Commission File Number)	61-1430858 (IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA (Address of Principal Executive Offices)	94545 (Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400
n/a (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 6, 2015, Ultra Clean Holdings, Inc. (“Ultra Clean”) filed a Current Report on Form 8-K (the “Original 8-K”) to disclose that, on February 5, 2015, Drake Acquisition Subsidiary, Inc., a wholly-owned subsidiary of Ultra Clean, and Marchi Thermal Systems, Inc. (“Marchi”) entered into an Asset Purchase Agreement, pursuant to which Ultra Clean agreed to purchase substantially all of the assets comprising Marchi’s business, and assumed certain liabilities (the “Acquisition”), and that the Acquisition closed on February 5, 2015.

In the Original 8-K, Ultra Clean indicated that the financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K would be filed by amendment to the Original 8-K within 71 calendar days of the date on which the Original 8-K was required to be filed.

Upon further analysis following completion of the Acquisition, we have determined that the financial statements of Marchi and related pro forma financial information are not required to be filed pursuant to Item 9.01 of Form 8-K. Accordingly, Ultra Clean hereby amends the Original 8-K filed on February 6, 2015 to eliminate the references to the subsequent filing of financial statements and pro forma financial information relating to the Acquisition.

Item 9.01	Financial Statements and Exhibits.

The disclosure contained in Items 9.01(a) and (b) of the Original 8-K is hereby deleted in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.
Date:	April 15, 2015	By:	/s/ Kevin C. Eichler
			Name:	Kevin C. Eichler
			Title:	President and Chief Financial Officer